Exhibit 99.1

BioTime Announces Executive Management Changes

ALAMEDA, Calif.--(BUSINESS WIRE)--September 8, 2010--BioTime, Inc. (NYSE Amex:BTIM) announced today that its Chief Financial Officer, Steven A. Seinberg, has resigned his position effective September 17, 2010. Mr. Seinberg, who is an attorney, will be returning to the practice of law at a private firm. Mr. Seinberg has agreed to assist BioTime in transition tasks on a consulting basis.

Mr. Seinberg has reported to BioTime’s Senior Vice President and Chief Operating Officer, Robert W. Peabody, who will take on the duties of the chief financial officer on an interim basis. Mr. Peabody is a certified public accountant and has worked in the financial management area for his entire career. His experience includes public accounting with Ernst & Young, as a CFO for a regional transportation company, and as a financial executive for a Fortune 500 specialty chemical manufacturer. Mr. Peabody also has considerable experience in the field of biotechnology including his participation in the founding of Geron Corporation.

“We want to thank Steve for his years of service to BioTime. We wish him the best as he strikes out on this new phase of his career,” stated BioTime’s CEO, Michael D. West.

“I am extremely appreciative of the opportunities I have had at BioTime. It has been exciting and rewarding to be a part of the company’s evolution and growth as CFO over the past nine years,” said Mr. Seinberg.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. BioTime’s subsidiary OncoCyte Corporation focuses on the therapeutic applications of stem cell technology in cancer. Another subsidiary, OrthoCyte Corporation, is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. BioTime plans to develop therapeutic products in China for the treatment of ophthalmologic, skin, musculo-skeletal system, and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer, through its subsidiary BioTime Asia, Limited. BioTime’s Singapore subsidiary, ES Cell International Pte Ltd, has been at the forefront of advances in human embryonic stem (“hES”) cell technology, being one of the earliest distributors of hES cell lines to the research community. ESI has produced clinical-grade human embryonic stem cell lines that were derived following principles of good manufacturing practice and currently offers them for potential use in therapeutic product development. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime’s lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, Embryome Sciences, OncoCyte, OrthoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext. 301
jsegall@biotimemail.com